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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated May 30, 2014 (except for Note 17, as to which the date is July 9, 2014), with respect to the consolidated financial statements included in the Current Report on Form 8-K dated July 9, 2014 of NGL Energy Partners LP and subsidiaries, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
Tulsa, Oklahoma

August 20, 2014

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm